GRACO INC.
1995 CORPORATE
&
BUSINESS UNIT
ANNUAL BONUS PLAN

                                        Effective January 1, 1995
                                                  Human Resources
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                           GRACO INC.

                    CORPORATE & BUSINESS UNIT

                        ANNUAL BONUS PLAN


Objectives

- -    To create shareholder value through achievement of
     annual financial objectives.

- -    To motivate and retain those key executives and
     managers who work in positions where they can impact the Company's annual financial objectives.


Plan Design

The Plan links the size of each individual's award to specific financial objectives. These objectives are tailored for the Corporation and for each Business Unit. These objectives are:

- -    Corporation
     -    Corporate earnings

- -    Business Units
     -    Profitability objective


Eligibility Requirements

Only those positions which carry clear managerial responsibility for directly contributing to Graco's Corporate earnings objective and Business Unit profitability and sales objectives are eligible to be included in this Plan.

Only those individuals in eligible positions who have demonstrated and are maintaining a performance level that meets the supervisor's normal expectations for that position are eligible for annual participation in this Plan as well as the receipt of any annual Bonus Payments.

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Participation

The top executive in each organizational unit may nominate managers for participation in this Plan when the established position and individual eligibility requirements have been met.

The Management Organization and Compensation Committee of the
Graco Inc. Board of Directors has sole authority to approve the participation of the Chief Executive Officer in the Plan.

The Chief Executive Officer of Graco Inc. has sole authority to select and approve all other Plan participants.

Bonus Maximum

Taken in conjunction with base salary market comparisons, bonus maximum for all positions will be:

- -    Commensurate with the position's ability to impact the
     annual Corporate earnings objective and Business Unit profitability and sales objectives.

- -    Consistent with total compensation levels prevalent for
     similar positions in the market place.

Based on these criteria, bonus maximums ranging from 10% to 80% have been established for each individual.

Bonus Payment

The determination of a participant's annual Bonus Payment will be calculated by adding the bonus results attained for Corporate earnings performance (expressed in percent) to the bonus results attained for any applicable Business Unit's contribution or margin growth performance (expressed in percent). These bonus results are then multiplied by the participant's Maximum Bonus Percentage and then multiplied by the participant's Base Salary for the Plan Year, to determine the total Bonus Payment.

Example:
________                     _____
| Annual        Annual           |   Participant's    Participant's
| Corporate  +  Business         | X Maxiumum      X  Annual        = Bonus
| Performance   Unit Performance |   Bonus            Base
| Results       Results          |   Salary           Salary
|               (if applicable)  |
|    %              %            |      $                $              $
|_______                     ____|

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Administration

The following rules have been established to insure equitable administration of Graco's Annual Bonus Plan (the Plan):

1. The Plan will be administered by the Management Organization and Compensation Committee of the Board of Directors. The
   Committee may cancel the Plan and interpret the Plan.

2. The Management Organization and Compensation Committee shall establish the annual corporate bonus plan financial objectives. Within the basic framework of the Plan, the Chief Executive Officer may establish the annual bonus plan financial objectives for individual Business Units. The CEO may also establish deadlines for filing administrative forms and adopt other administrative rules.

   The CEO has established the Bonus Administrative Committee consisting of the President, the Vice President, Human Resources, and the Compensation Manager. This Committee is responsible for making approval recommendations on all Annual Bonus Program administrative matters, such as participation award payments, performance measures, and performance results. All requests for adjustments or exceptions are to be formally submitted to this Committee for review through the Compensation Manager.

3. Key executives and managers selected to participate in the Plan after its annual effective date (January 1st) may be included on a pro-rata basis.

4. Participation in the Plan one year does not necessarily assure participation in subsequent years. Eligibility requirements for both the position and individual performance must be met continually.

5. Participation continues during any paid time off such as short term disability (up to six months). Participation ceases with retirement, death, or long term disability (over six months). In the event participation ceases due to retirement, death, or long term disability, the Participant will be eligible for a Bonus Payment, calculated using the Maximum Bonus Percent and Base Salary up to the time of retirement, death, or long term disability and the annual performance results for the year in which retirement, death, or long term disability occurs.

6. A participant who transfers to a position not eligible for inclusion in the Plan will be eligible for a pro-rata award based on the actual time employed in the eligible position during the year. The pro-rated award will be paid as described in Administrative Rule #11.

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7. A participant who resigns or is terminated effective during the Plan Year is ineligible for a bonus.

   Participants must maintain satisfactory performance throughout the Plan year in order to be eligible to receive a bonus award payment.

   In addition, a participant whose employment termination has been requested due to performance or otherwise for cause will be ineligible for a bonus payment even though the participant is still employed at year-end.

8. Corporate earnings calculations will include such effects as those created by foreign exchange gain/loss translation and income tax rate changes.

9. Corporate earnings calculations will be based on actual exchange rates, not plan rates.

10.Acquisitions and divestitures not included in the annual business plan for the Plan Year will be excluded from the corporate earnings calculations.

11.Significant changes in historical FASB accounting practices or income tax rates will be included in corporate earnings calculations at the discretion of the Management Organization and Compensation Committee of the Board of Directors.

12.Payments will be made by March 15th of the year following each successive Corporate and Business Unit performance year.